UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2022, Baudax Bio, Inc. (the “Company”) announced that it intends to effect a reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) at a ratio of 1 post-split share for every 35 pre-split shares. The Common Stock will continue to be traded on the Nasdaq Capital Market under the symbol BXRX and will begin trading on a split-adjusted basis when the market opens on Wednesday, February 16, 2022, under a new CUSIP number, 07160F206.

At a special meeting of shareholders held on February 9, 2022, the Company’s shareholders granted the Company’s Board of Directors (the “Board”) the discretion to effect a reverse stock split of the Common Stock through an amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation, as amended, at a ratio of any whole number between 1-for-8 and 1-for-35, with such ratio to be determined by the Board.

On February 15, 2022, the Company filed the Amendment for the Reverse Stock Split with the Secretary of State of the Commonwealth of Pennsylvania, and the Reverse Stock Split will become effective in accordance with the terms of the Amendment at 12:01 AM Eastern Time on February 16, 2022 (the “Effective Time”).

At the Effective Time, every thirty-five (35) shares of the Company’s issued and outstanding Common Stock will be converted automatically into one issued and outstanding share of Common Stock, but without any change in the par value per share. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise of the Company’s outstanding stock options and warrants, as well as the applicable exercise price.

Broadridge Corporate Issuer Solutions, Inc. is acting as the exchange agent for the Reverse Stock Split. Shareholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) are not required to take any action. The Reverse Stock Split will affect all shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in a shareholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment based on the average closing prices of the Common Stock as reported on the Nasdaq Capital Market for the five trading days prior to the Effective Date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation, as amended, of Baudax Bio, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Baudax Bio, Inc

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: February 15, 2022